Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Emclaire Financial Corp. of our report dated March 20, 2015 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Emclaire Financial Corp for the year ended December 31, 2014, and to the reference to us under the heading "Experts" in the prospectus.

/s/Crowe Horwath LLP
Crowe Horwath LLP

Cleveland, Ohio
July 21, 2015